Exhibit 99.1
TWIN RIVER WORLDWIDE HOLDINGS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE TWO CASINOS FROM ELDORADO RESORTS
Providence, Rhode Island - July 11, 2019 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (“TRWH” or the “Company”) announced today that it has entered into a definitive agreement to acquire the operations and real estate of Isle of Capri Casino Kansas City in Kansas City, Missouri (“Isle Kansas City”) and Lady Luck Casino Vicksburg in Vicksburg, Mississippi (“Lady Luck Vicksburg”) from Eldorado Resorts, Inc. (NASDAQ: ERI), in a cash transaction for $230 million, subject to certain customary post-closing adjustments.
The purchase price represents an implied trailing twelve month proforma earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple of approximately 8.4x for the properties on a combined basis. The multiple excludes the impact of any potential cost synergies or possible revenue enhancement opportunities from operational improvements and anticipated capital investment. The acquisition is expected to be immediately accretive to earnings. The Company expects to finance the purchase price with available cash.
“This transaction continues our focus on creating long-term shareholder value as we strive to develop or acquire assets which we believe will prove accretive to our earnings,” George Papanier, President and CEO of TRWH commented. “Isle Kansas City and Lady Luck Vicksburg expand our geographic footprint with assets in attractive markets. We believe these assets are a great fit for our portfolio and see the opportunity to increase the net cash flow from these properties by our redevelopment and operating plans. In particular, in Kansas City, where the property lies within an area near downtown that has been targeted by local officials for development, we feel there is opportunity for capital investment in the property which we believe will have a transformative impact and integrate well with local development efforts in the area.”
Isle of Capri Casino Kansas City is located in Kansas City, Missouri overlooking the Missouri River in close proximity to downtown Kansas City and the Berkeley Riverfront. The property consists of approximately 40 thousand square feet of casino space, 939 gaming machines, 13 table games and two dining venues. It is located at a premier location on the riverfront near downtown and is readily accessible to suburban traffic. The Company expects to substantially reposition the casino and a rendering of one potential redevelopment plan has been included in this release for illustrative purposes.
Lady Luck Casino Vicksburg is located along the Mississippi River in Vicksburg, Mississippi. The property features approximately 25 thousand square feet of casino space, 603 slot machines, eight electronic table games, three dining venues and an 89 room hotel.
The transaction is subject to receipt of required regulatory approvals and other customary closing conditions including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and is expected to close in early 2020.

Potential Redevelopment Rendering
Note: Image of potential redevelopment concept included for illustrative purposes only. Any actual redevelopment plan will be subject to approval of various regulatory authorities including Port KC. The rendering shown above depicts a lightweight structural and cladding system anchored to the ground and encompassing the entire existing riverboat.1
For additional illustrative renderings with potential redevelopment images please visit www.twinriverwwholdings.com/kansascityrenovations/
Forward-Looking Statements
This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the expected timing and the ability of the parties to consummate the Proposed Transaction considering the various closing conditions are forward-looking statements. Forward-looking statements are sometimes identified by words like “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed
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1 The above rendering is a preliminary, illustrative example of the type of structural enhancements the Company may make to the property.  Any actual changes to the property, if made, may be different from the example above.

transaction or may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) the occurrence of any event that could give rise to the termination of the proposed transaction, including under circumstances that require the Company to pay a reverse termination fee; (5) risks related to the acquisition of the acquired companies and the integration of the businesses and assets acquired; (6) the financial performance of the acquired companies; (7) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the proposed transaction; (8) the possibility that the anticipated operating results and other benefits of the proposed transaction are not realized when expected or at all; (9) local risks including proximate competition, potential competition, legislative risks and local relationships; (10) risks associated with increased leverage from the proposed transaction; (11) the inability of the Company to implement its anticipated capital improvements to the Kansas City property on a timely basis or at all; and (12) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019.
Any forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Twin River Worldwide Holdings, Inc.
Twin River Worldwide Holdings, Inc. owns and manages four casinos, two casinos in Rhode Island, one in Mississippi, and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Investor Contact
Stephen H. Capp
Executive Vice President and Chief Financial Officer
401-475-8474
InvestorRelations@twinriver.com

Media Contact
Patti Doyle
401-374-2553
patti.doyle@gmail.com